Page 10 of 34 Pages

                                   EXHIBIT 5

                         REGISTRATION RIGHTS AGREEMENT

     THIS IS A REGISTRATION RIGHTS AGREEMENT, dated as of July 31, 2002 (this "Agreement"), by and among OEP Imaging Corporation, a Delaware corporation (the "Company"), Polaroid Corporation, a Delaware corporation ("Polaroid") and, solely for the purpose of agreeing to be bound by the provisions in Sections 7.1, 8.1 and 8.2 hereinafter, One Equity Partners, LLC, a Delaware limited liability company ("OEP").

                                   BACKGROUND

          A. This Agreement is being entered into in connection with the consummation of the transactions contemplated by the Second Amended and Restated Asset Purchase Agreement, dated as of July 3, 2002 (the "Asset Purchase Agreement"), between the Company, Polaroid and certain subsidiaries of Polaroid.

          B. In connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, the Company has issued to Polaroid the Sellers' Stock (as defined in the Asset Purchase Agreement), consisting of
(i) shares of Series A 8.0% Cumulative Compounding Preferred Stock, par value $.001 per share, of the Company (the "Preferred Stock"), and (ii) shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock").

          C. The Company, Polaroid and OEP wish to set forth herein certain agreements regarding certain rights and obligations with respect to the Registrable Securities (as hereinafter defined).

                                      TERMS

          In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               REGISTRATION RIGHTS

          1.1 Registration Rights; Certain Limitations. Polaroid shall have registration rights with respect to the Registrable Securities as set forth in this Agreement. Notwithstanding any other provision of this Agreement to the contrary, however, (i) Polaroid shall not be entitled to request any Demand Registration (as hereinafter defined), and the Company shall not be obligated to prepare, file or cause to become effective any registration statement in connection with any Demand Registration, involving any sale or other disposition of Registrable Securities other than the distribution by Polaroid of Registrable Securities to the creditors of Polaroid in connection with and as required by the plan of reorganization or plan of liquidation which is confirmed in connection with the current bankruptcy proceedings of Polaroid (the "Distribution"), and (ii) Polaroid shall not be entitled to any registration rights with respect to the Registrable Securities (regardless of whether a Demand Registration shall have previously been requested), and the Company shall not be obligated to prepare, file or cause to become effective any registration


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                                                             Page 11 of 34 Pages


statement in connection with any Demand Registration if Polaroid shall have received on or prior to the first anniversary of the date of this Agreement a letter signed on behalf of the Company (the "Letter") informing Polaroid that the Bankruptcy Court order contemplated by Section 7.05 of the Asset Purchase Agreement has been entered and is no longer subject to appeal; provided, however, that if Polaroid shall have received the Letter in accordance with clause (ii) of this sentence, the Company shall register the Preferred Stock and the Common Stock pursuant to Section 12(g) of the Exchange Act (as hereinafter defined) on or prior the first anniversary of the date of this Agreement. Without limiting the generality of clause (i) of the preceding sentence,
Polaroid shall not be entitled to request a Demand Registration which contemplates a registration in which Registrable Securities are sold to an underwriter for reoffering to the public, and no such underwritten offering shall be made pursuant to any Demand Registration.

                                   ARTICLE II

                                  DEFINITIONS

          2.1 Definitions. As used herein, the following terms shall have the following meanings.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

          "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Current Market Price" means, in respect of any share of Common Stock on any date herein specified, (i) for so long as there shall then be a public market for the Preferred Stock or the Common Stock, the average of the Daily Market Prices for the 20 consecutive Business Days commencing 30 Business Days before such specified date, and (ii) if there is then no public market for the Preferred Stock or the Common Stock, the fair market value per share of Common Stock at such specified date as reasonably determined in good faith by the board of directors of the Company, including the approval of at least one director designated by Polaroid; provided, however, that if a director designated by Polaroid does not approve the fair market value per share of Common Stock as determined by the board of directors of the Company, the fair market value per share of Common Stock shall be determined by a nationally recognized investment banking firm mutually acceptable to the Company and Polaroid.

          "Daily Market Price" means (i) if the Preferred Stock or Common Stock is then listed and traded on the New York Stock Exchange, Inc. (the "NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape;
(ii) if the Preferred Stock or Common Stock is not then listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the Preferred Stock or Common Stock is then listed and traded; (iii) if the Preferred Stock or Common Stock is not then listed and traded on any such securities exchange, the last reported sale price on such day on the Nasdaq National Market (the "Nasdaq Market"); (iv) if the Preferred Stock or Common Stock is not then listed and traded on any such securities exchange and not traded on the Nasdaq Market, the last reported sale price on such day on


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                                                             Page 12 of 34 Pages


the Nasdaq SmallCap Market (the "Nasdaq SmallCap Market"); (v) if the Preferred Stock or Common Stock is not then listed and traded on any such securities exchange and not traded on the Nasdaq Market or the Nasdaq SmallCap Market, the average of the highest reported bid and lowest reported asked price on such day as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ System"); or (vi) if the Preferred Stock or Common Stock is not then listed and traded on any such securities exchange, not traded on the Nasdaq Market or the Nasdaq SmallCap Market and bid and asked prices are not reported by the NASDAQ System, the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation:
(i) all registration and filing fees, (ii) fees and expenses relating to compliance with securities or blue sky laws (including fees and expenses of counsel in connection with blue sky qualifications of the securities registered), (iii) printing, messenger and delivery expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and expenses of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), and (vi) fees and expenses of any special experts retained by the Company in connection with such registration. Under no circumstances shall "Registration Expenses" include the fees and expenses of any underwriters or any underwriting discounts or commissions.

          "Registrable Securities" means 31,230 shares of Preferred Stock and 1,076,923 shares of Common Stock issued to Polaroid in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, in any case until (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to the Distribution, (ii) such securities have been disposed of under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act have been met, or such securities may be disposed of pursuant to Rule 144(k), or (iii) such securities may be disposed of without subsequent registration under any other provisions of the Securities Act.

          "Rule 144" means Rule 144 under the Securities Act (or any similar rule then in force).

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

Unless otherwise defined in this Agreement, all terms used in this Agreement shall have the meanings ascribed to them in the Asset Purchase Agreement.


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                                                             Page 13 of 34 Pages

                                  ARTICLE III

                              DEMAND REGISTRATIONS

          3.1 Demand Registrations.

          (a)  Subject  to  Sections  1.1  and  3.1(b),   Polaroid  may  request
registration under the Securities Act of all or part of the Registrable Securities on Form S-1 (or any similar long-form registration) or, if available, on Form S-2 or Form S-3 (or any similar short-form registration). Each registration requested pursuant to this Section 3.1(a) is referred to herein as a "Demand Registration". Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered.

          (b) Polaroid shall not be entitled to request any Demand Registration at any time on or after the fourth anniversary of the date of this Agreement. The Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration, nor will the Company be obligated to effect more than two Demand Registrations in the aggregate (it being understood that Polaroid shall only be entitled to request the second such Demand Registration if the Distribution of all of the Registrable Securities has not been completed pursuant to the first Demand Registration requested by Polaroid).

          (c) The Company shall use its reasonable best efforts to have the registration statement in connection with the first Demand Registration requested by Polaroid declared effective by the SEC on or prior to the first anniversary of the date of this Agreement. The Company shall use its reasonable best efforts to have the registration statement in connection with the second Demand Registration requested by Polaroid, if any, declared effective by the SEC as soon as practicable after the filing thereof.

          (d) Notwithstanding any other provision of this Agreement to the contrary, the Company may delay the preparation, filing or effectiveness of any registration statement in connection with a Demand Registration for a period not to exceed 45 days in any three-month period, or for three periods not to exceed an aggregate of 90 days in any 12-month period, for valid business reasons, to be determined in the reasonable judgment of the board of directors of the Company, including without limitation the acquisition or divestiture of assets, pending corporate developments and similar events; provided, however, that prior to instituting any such delay the Company shall provide Polaroid with written notice thereof, which notice need not specify the nature of the event giving rise to such delay, and shall obtain the written consent of Polaroid thereto (which consent shall not be unreasonably withheld).

                                   ARTICLE IV

                             REGISTRATION PROCEDURES

          4.1 Registration Procedures. Whenever Polaroid has requested that any Registrable Securities be registered pursuant to Section 3.1 hereof, the Company

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                                                             Page 14 of 34 Pages


will, subject to the provisions hereof, use its reasonable best efforts to effect the registration of such Registrable Securities, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective within the time periods specified in Section 3.1(c) above (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to Polaroid copies of all such documents proposed to be filed);

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Distribution of all Registrable Securities covered by such registration statement is completed, but not more than 30 days;

          (c) furnish to Polaroid such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Polaroid may reasonably request in order to facilitate the Distribution of such Registrable Securities;

          (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Polaroid reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Polaroid to consummate the Distribution in such jurisdictions of such Registrable Securities (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

          (e) notify Polaroid, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Polaroid, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq Market and, if not so listed on the Nasdaq Market, to be listed on the Nasdaq SmallCap Market and, if not so listed on the Nasdaq SmallCap Market, to cause to have the bid and asked prices for such Registrable Securities reported on the NASDAQ System or, failing that, to cause to have such Registrable Securities traded in the over-the-counter market;

          (g) not later than the effective date of the registration statement, obtain a CUSIP number for the Registrable Securities;
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                                                             Page 15 of 34 Pages


          (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (i) enter into such customary agreements and take all such other actions as Polaroid may reasonably request in order to expedite or facilitate the Distribution of such Registrable Securities;

          (j) make available for inspection by Polaroid and any attorney, accountant or other agent retained by Polaroid, all financial and other records, pertinent corporate documents and properties of the Company as may reasonably be requested, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by Polaroid, any attorney, accountant or agent in connection with such registration statement;

          (k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to the creditors of Polaroid who shall have received Registrable Securities pursuant to the Distribution, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for Distribution in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

          (m) use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities (other than as provided for in Section 4.1(d) above) as may be necessary to enable Polaroid to consummate the Distribution of such Registrable Securities; and

          (n) in connection with any Distribution of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with Polaroid to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such amounts and denominations and in such names as Polaroid may request at least two Business Days prior to the Distribution of such Registrable Securities.

          4.2 Polaroid Information. Polaroid may not include any Registrable Securities in a registration statement pursuant to a Demand Registration unless and until Polaroid furnishes to the Company in writing, within 15 days after receipt of a request therefor, the information specified in Item 507 of Regulation S-K under the Securities Act and such other information as the Company may reasonably request for use in connection with any such registration

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                                                             Page 16 of 34 Pages


statement. Polaroid agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by Polaroid not materially misleading.

                                   ARTICLE V

                              REGISTRATION EXPENSES

          5.1 Registration Expenses. Except as otherwise expressly set forth herein, all Registration Expenses incident to the Company's performance or compliance with this Agreement shall be borne by the Company.

                                   ARTICLE VI

                                 INDEMNIFICATION

          6.1 Indemnification.

          (a) The Company agrees to indemnify, to the extent permitted by law, Polaroid, its directors and officers, and each Person who controls Polaroid (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Polaroid, such director, officer or controlling Person for any legal or other expenses reasonably incurred by Polaroid, such director, officer or controlling Person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by Polaroid expressly for use therein or by Polaroid's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto after the Company has furnished Polaroid with a sufficient number of copies of the same.

          (b) In connection with any registration statement in which Polaroid is participating, Polaroid will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Polaroid.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that the failure to notify the

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                                                             Page 17 of 34 Pages


indemnifying party shall not relieve it from any liability to the indemnified party hereunder except to the extent the indemnifying party is actually prejudiced thereby, and (ii) unless such indemnified party has been advised in writing by counsel that it would be impermissible under the applicable standards of professional conduct for one law firm to represent both the Company and the indemnified party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided hereunder will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any director, officer or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                                  ARTICLE VII

                                CERTAIN COVENANTS

          7.1 Directors and Voting Agreement. From the date of this Agreement until the earlier of the date the registration statement in connection with the first Demand Registration requested by Polaroid is declared effective by the SEC or the date Polaroid receives the Letter, each of Polaroid and OEP shall take all actions necessary (including without limitation voting the Preferred Stock and Common Stock entitled to vote and owned by each of them, calling special meetings of stockholders and executing and delivering written consents) to ensure that the board of directors of the Company will include two directors designated by Polaroid.

          7.2 Anti-Dilution Protection. From the date of this Agreement until the earlier of the date the registration statement in connection with the first Demand Registration requested by Polaroid is declared effective by the SEC or the date Polaroid receives the Letter, the Company shall not issue any shares of its equity securities (or any debt securities convertible into or exchangeable for equity securities) to OEP or any of its affiliates (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) without obtaining the prior written consent of Polaroid; provided, however, that the foregoing restriction shall not apply to (i) shares of Preferred Stock and Common Stock issued in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, (ii) shares of Preferred Stock or Common Stock issued at an issue price per share equal to or greater than 95% of the Current Market Price, (iii) securities issued upon the conversion or exercise of any security, (iv) securities issued as a dividend or (v) any transaction in respect of a security that is available to all holders of such security on a pro rata basis.

                                                             Page 18 of 34 Pages

          7.3 Confidential Information. Polaroid hereby agrees that Confidential Information (as defined herein) has been and will be made available to Polaroid in connection with its interest in the Company. From the date hereof until such time as the Company shall have a class of securities registered pursuant to
Section 12(g) of the Exchange Act, the Company shall deliver to Polaroid (or the plan administrator of Polaroid's bankruptcy estate; provided that such plan administrator has agreed in writing to be subject to the provisions of this
Section 7.3) unaudited quarterly financial statements and audited annual consolidated financial statements on or around the same time as the Company is required to deliver financial statements to its senior lenders. Polaroid agrees not to divulge, communicate, use to the detriment of the Company for Polaroid's benefit or the benefit of any other person, or misuse in any way, in whole or part, Confidential Information; provided, however, that Confidential Information may be disclosed (i) to Polaroid's Representatives (as defined herein) in the normal course of the performance of their duties, (ii) to the extent required by applicable statute, law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which Polaroid is subject), or (iii) if the prior written consent of the Board of Directors of the Company has been obtained. Polaroid and the plan administrator may also provide copies of the financial statements referred to above to holders of unsecured claims against Polaroid who request such information and who have a significant amount of unsecured claims provided that the recipients enter into a confidentiality agreement with the Company reasonably satisfactory to the Company. The Company and Polaroid agree to negotiate the minimum amount of unsecured claims that will be necessary for such a holder to receive such financial statements, the intention being to minimize the number of recipients, to the extent reasonable, given the private nature of the Company . "Confidential Information" means any information concerning the Company, its financial condition, business, subsidiaries, operations, prospects, trade secrets or other intellectual property rights, personnel information, know-how, customer lists or other confidential or proprietary information or data in the possession of or to be furnished to Polaroid (whether furnished to Polaroid in its capacity as a stockholder of the Company, by virtue of its present or former position as, or right to designate, a director of the Company, or otherwise); provided, that the term "Confidential Information" does not include information which (a) was or becomes generally available publicly other than as a result of a disclosure by Polaroid or Polaroid's directors, officers, employees, agents, counsel, investment advisors, consultants or representatives (all such persons being collectively referred to as "Representatives") in violation of this
Section 7.3, or (b) was or becomes available to Polaroid on a nonconfidential basis from a source other than the Company, any regulatory entity or Polaroid or its Representatives, provided, that such source is or was (at the time of receipt of the relevant information) not, to the best of such Polaroid's knowledge, bound by a confidentiality agreement with the Company or another person. Polaroid agrees to hold, as the property of the Company, all memoranda, books, papers, letters and other data (and all copies thereof or therefrom) made by Polaroid or otherwise coming into Polaroid's possession, and at any time deliver the same to the Company upon its demand.

          7.4 Transfer Restriction. Prior to the first anniversary of the date of this Agreement, Polaroid shall not sell, assign, convey, transfer, exchange, pledge, hypothecate, make gifts of or in any manner whatsoever distribute or dispose of or encumber or grant any rights or interests in or in respect of,

                                                             Page 19 of 34 Pages

create any voting trust or other agreement or arrangement with respect to the transfer or grant of voting rights or any other beneficial interest in, create any other claim or make any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title or interest in or possession of the Registrable Securities (including any Distribution of the Registrable Securities).

                                  ARTICLE VIII

                                  MISCELLANEOUS

          8.1 Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by the Company, Polaroid and OEP. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          8.2 Successors and Assigns; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, executors, administrators and heirs. This Agreement and any rights or obligations existing hereunder may not be assigned or otherwise transferred by any party without the prior written consent of the other parties hereto. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings, written or oral, relating to the subject matter of this Agreement (it being understood that the Company, Polaroid and OEP are contemporaneously entering into other agreements and instruments in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement).

          8.3 Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect unless deletion of such provision causes this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

          8.4 Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                              If to the Company, to:

                              OEP Imaging Corporation
                              c/o One Equity Partners LLC
                              320 Park Avenue, 18th Floor
                              New York, NY 10022
                              Attention: Chuck Auster
                              Fax: (212) 277-1533

                              with a required copy to:

                              Dechert

                                                             Page 20 of 34 Pages

                              4000 Bell Atlantic Tower
                              1717 Arch Street
                              Philadelphia, PA 19103
                              Attention: Carmen J. Romano, Esq.
                              Fax: (215) 994-2222

                              If to Polaroid, to:

                              Polaroid Corporation
                              784 Memorial Drive
                              Cambridge, MA 02139
                              Attention: Neal Goldman, Esq.
                              Fax: (781) 386-3924

                              with a required copy to:

                              Skadden, Arps, Slate, Meagher & Flom LLP
                              One Rodney Square
                              Wilmington, DE 19801
                              Attention: Gregg M. Galardi, Esq.
                              Fax: (302) 651-3001

                              and a required copy to:

                              Akin Gump Strauss Hauer & Feld, L.L.P.
                              590 Madison Avenue
                              New York, NY 10022
                              Attention: Fred S. Hodara, Esq.
                              Fax: (212) 872-1001

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; four Business Days after being deposited in the mail, postage prepaid, if mailed; when confirmation of transmission is received, if faxed; and on the next Business Day, if timely delivered to a reputable courier guaranteeing overnight delivery.

          8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law, except to the extent that Delaware law shall be mandatorily applicable.

          8.6 Headings. The headings preceding the text of the sections and subsections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          8.7 Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

                                                             Page 21 of 34 Pages

          8.8 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          8.9 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          8.10 Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          8.11 Third Party Beneficiary. Until the confirmation of Polaroid's plan of reorganization or plan of liquidation under the Bankruptcy Code, the Official Committee of Unsecured Creditors of Polaroid appointed in connection with the current bankruptcy proceedings of Polaroid shall be deemed to be a third party beneficiary of this Agreement.

                            [Signature Page Follows]

                                                             Page 22 of 34 Pages

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 OEP IMAGING CORPORATION


                                 By:      /s/ Charles F. Auster
                                          --------------------------------------
                                          Name:    Charles F. Auster
                                          Title:   President


                                 POLAROID CORPORATION

                                 By:      /s/ William L. Flaherty
                                          -------------------------------------
                                          Name:    William L. Flaherty
                                          Title:   Executive Vice President

The undersigned is executing this
Agreement solely for the purposes
of indicating its agreement to Sections 7.1, 8.1 and 8.2, and for no other purpose:

ONE EQUITY PARTNERS, LLC



By:      /s/ Charles F. Auster
         --------------------------------------------
         Name:    Charles F. Auster
         Title:   Duly Authorized Signatory



                  [Signature Page to Registration Rights Agreement]